SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

___________________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 13, 2006

XACT AID, INC.
(Exact Name of Registrant as Specified in Charter)

Nevada	333-120807	11-3718650
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

585 Castle Peak Road, Kwai Chung, N.T. Hong Kong
(Address of Principal Executive Offices, Zip Code)

Registrant’s telephone number, including area code: 852 2514 4880

___________________________

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

As used herein, the terms, ‘we,’ ‘us,’ ‘our,’ and the ‘Company’ refers to Xact Aid, Inc., a Nevada corporation and its subsidiaries, unless otherwise stated.

ITEM 4.01 Change in Registrant’s Certifying Accountant

(A) Resignation of Chang G. Park, C.P.A., Ph. D.

On November 13, 2006, Xact Aid, Inc. (“we”) notified Chang G. Park, C.P.A., Ph. D. of the decision of our Board of Directors to terminate that firm’s engagement as our principal independent accountant, effective immediately. As explained below, because of the recently completed acquisition of shares in a subsidiary, which transaction is being treated for accounting purposes as a reverse acquisition, our financial statements would hereafter be the financial statements of our new subsidiary. Accordingly, our Board of Directors elected to replace Chang G. Park, C.P.A. with the accountants who had previously audited the financial statements of the new subsidiary.

Chang G. Park, C.P.A., Ph. D. has served as our principal independent accountant from September 20, 2006, through November 13, 2006.

The principal independent accountant’s reports issued by Chang G. Park, C.P.A., Ph.D. for the year ended June 30, 2006 contained an explanatory paragraph indicating that there was substantial doubt as to our company’s ability to continue as a going concern. Other than such statement, no report of Chang G. Park, C.P.A., Ph.D. on our financial statements for either of the past two years contained an adverse opinion or a disclaimer of opinion, or was qualified or modified as to uncertainty, audit scope, or accounting principles.

During the period in which Chang G. Park, C.P.A. was engaged as our principal independent accountant, September 20, 2006 through November 13, 2006, there were no disagreements with Chang G. Park, C.P.A., Ph.D., our former principal independent accountant, on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which, if not resolved to Chang G. Park, C.P.A., Ph.D.’s satisfaction, would have caused it to make reference to the subject matter of the disagreement(s) in connection with its reports on our consolidated financial statements for such periods. We have requested that Chang G. Park, C.P.A., Ph.D. furnish us with a letter addressed to the U.S. Securities and Exchange Commission stating whether or not it disagrees with the above statements. A copy of such letter is filed herewith as Exhibit 16.1.

(B) Engagement of Clancy and Co., P.L.L.C.

On September 5,2006, this company, Xact Aid, Inc., acquired 49% of the outstanding capital stock of Technorient Limited, a Hong Kong corporation (“Technorient”). The acquisition of Technorient is being accounted for as a reverse acquisition, whereby Technorient is assumed to be the accounting acquirer. As a result, the financial statements of the Technorient shall be the financial statements of this company in the future. Since the financial statements of Technorient for the past three fiscal years were audited by Clancy and Co., P.L.L.C., our Board of Directors has decided to engage Clancy and Co., P.L.L.C. (“Clancy”) to be this company’s independent accountants. Accordingly, on November 14, 2006, upon authorization and approval of the Company’s Board of Directors, the Company engaged the services of Clancy as its independent registered public accounting firm.

No consultations occurred between this company, Xact Aid, Inc., and Clancy during the two most recent fiscal years ended June 30, 2006 and through November 14, 2006 regarding either: (i) the application of accounting principles to a specific completed or contemplated transaction, the type of audit opinion that might be rendered on the Company’s financial statements, or other information provided that was an important factor considered by the Company in reaching a decision as to an accounting, auditing, or financial reporting issue, or (ii) any matter that was the subject of disagreement or a reportable event requiring disclosure under Item 304(a)(1)(iv) of Regulation S-B. However, Clancy did audit the consolidated balance sheets of Technorient as of December 31, 2005 and 2004, and the related consolidated statements of operations, statements of changes in shareholders' equity, and statements of cash flows for the years ended December 31, 2005, 2004, and 2003.

ITEM 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On September 5,2006, this company, Xact Aid, Inc., acquired 49% of the outstanding capital stock of Technorient in a transaction that is being accounted for as a reverse acquisition, and Technorient is assumed to be the accounting acquirer. The fiscal year of Technorient ends on December 31. The report covering the transition period will be filed by March 30, 2007 following the fiscal year ending December 31, 2006.

ITEM 9.01 Financial Statements, Pro Forma Financial Information and Exhibits.

(c). Exhibit 16.1 Letter from Chang G. Park, C.P.A., Ph.D. to the U.S. Securities and Exchange Commission

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: November 20, 2006	Xact Aid, Inc. By: /s/ Joseph Tik Tung Wong Joseph Tik Tung Wong, Chief Financial Officer

Exhibit Index

Exhibit No.	Description
16.1	Letter from Chang G. Park, C.P.A., Ph.D. to the U.S. Securities and Exchange Commission

EXHIBIT 16.1

Chang G. Park, C.P.A., Ph.D.
371 E. Street, Chula Vista
California 91910-2615
TEL (858) 722-5953 FAX (858) 408-2695
E-MAIL changgpark@gmail.com

November 20, 2006

United States Securities and Exchange Commission
Division of Corporation Finance
450 Fifth Street, N.W.
Washington, D.C: 20549

Dear Sir or Madam:

We have read Item 4.01 of Form 8-K dated November 13, 2006, of Xact Aid, Inc., and are in agreement with the statements which state that there were no disagreements between the Registrant and our firm on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure. Other than an explanatory paragraph indicating that there was substantial doubt as to Xact Aid, Inc.’s ability to continue as a going concern, our audit report for the fiscal year ended June 30, 2006 did not contain an adverse opinion or disclaimer of opinion, nor was it modified as to uncertainty, audit scope or accounting principles.

We have no basis to agree or disagree with other statements of the Registrant contained therein.

Sincerely,

/s/ Chang G. Park, CPA
Chang G. Park, CPA
November 17, 2006